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                                 EXHIBIT 23.1

           Consent of Independent Auditors - Ernst & Young, LLP.



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                        CONSENT OF INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-4) and related Prospectus of BOK Financial Corporation for the registration of up to $51,978,000 principal amount of promissory notes and to the incorporation by reference therein of our report dated January 29, 1996, with respect to the consolidated financial statements of BOK Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.





November 14, 1996
Tulsa, Oklahoma




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